Exhibit 99.1
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                         PINNACLE BANKSHARES CORPORATION

                            DIVIDEND REINVESTMENT PLAN
                                AUTHORIZATION CARD


           I hereby appoint the Plan Administrator as my agent under the terms and conditions of the Dividend Reinvestment Plan (the "Plan") and authorize Pinnacle Bankshares Corporation (the "Company") to pay to the Plan Administrator and the Plan Administrator to receive dividends on my shares of Company Common Stock and apply such amounts to the purchase of Company Common Stock, as follows:

           [ ]    Reinvest Dividends     [ ]   Reinvest Dividends
                  on all of my                 on _______* shares
                  Common Stock                 of my Common Stock

               *Insert number of shares.


           I acknowledge receipt of the Plan Prospectus and agree to be bound by the terms and conditions of the Plan.


    Date: ______________, _____             ------------------------------------

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                                            Shareholder(s) Signature(s)

                                            (Sign  exactly  as your  shares  are
                                            registered)

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                                            Print Shareholder(s) Name(s)

                                            (    )
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                                            Telephone Number